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                                  EXHIBIT 21.1

                   SUBSIDIARIES OF FELCOR SUITE HOTELS, INC.


The following lists all of the subsidiaries of FelCor Suite Hotels, Inc. by name, state of organization and type of entity:

                                                          STATE OF
     NAME OF SUBSIDIARY                                  ORGANIZATION      TYPE OF ENTITY
     ------------------                                  ------------      --------------
     FelCor Suites Limited Partnership                   Delaware          Limited Partnership

     FelCor/CSS Hotels, L.L.C.                           Delaware          Limited Liability Company

     FelCor/LAX Hotels, L.L.C.                           Delaware          Limited Liability Company

     FelCor/CSS Holdings, L.P.                           Delaware          Limited Partnership

     FelCor/St. Paul Holdings, L.P.                      Delaware          Limited Partnership

     FelCor/LAX Holdings, L.P.                           Delaware          Limited Partnership

     Los Angeles International Airport Hotel             Texas             Limited Partnership
     Associates, a Texas limited partnership

     Promus/FelCor Lombard Venture                       Illinois          General Partnership

     MHV Joint Venture                                   Texas             General Partnership

     Promus/FelCor Parsippany Venture                    New Jersey        General Partnership

     E. S. Charlotte Limited Partnership                 Minnesota         Limited Partnership

     E.S. North, an Indiana Limited Partnership          Indiana           Limited Partnership

     Promus/FCH Development Company, L.L.C.              Delaware          Limited Liability Company

     Promus/FCH Condominium Company, L.L.C.              Delaware          Limited Liability Company

     FelCor Eight Hotels, L.L.C.                         Delaware          Limited Liability Company

     EPT Atlanta-Perimeter Center Limited Partnership    Delaware          Limited Partnership

     EPT Austin Limited Partnership                      Delaware          Limited Partnership

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
                                                          STATE OF
     NAME OF SUBSIDIARY                                  ORGANIZATION      TYPE OF ENTITY
     ------------------                                  ------------      --------------
     EPT Covina Limited Partnership                      Delaware          Limited Partnership

     EPT Kansas City Limited Partnership                 Delaware          Limited Partnership

     EPT Meadowlands Limited Partnership                 Delaware          Limited Partnership

     EPT Overland Park Limited Partnership               Delaware          Limited Partnership

     EPT Raleigh Limited Partnership                     Delaware          Limited Partnership

     EPT San Antonio Limited Partnership                 Delaware          Limited Partnership

     FCH/DT Hotels, L.L.C.                               Delaware          Limited Liability Company

     FCH/DT Holdings, L.P.                               Delaware          Limited Partnership

     FCH/DT BWI Holdings, L.P.                           Delaware          Limited Partnership

     Kingston Plantation Development Corp.               Delaware          Corporation

     FCH/PSH, L.P.                                       Pennsylvania      Limited Partnership

     FelCor/Charlotte Hotel, L.L.C.                      Delaware          Limited Liability Company

     FelCor/Indianapolis Hotel, L.L.C.                   Delaware          Limited Liability Company

     Promus/FelCor San Antonio Venture                   Texas         General Partnership

     Promus/FelCor Hotels, L.L.C.                        Delaware             Limited Liability Company

     Promus/FelCor Manager, Inc.                         Delaware          Corporation